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                                                                      EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hearby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of Schwab Annuity Portfolios of our report dated January 30, 1998 relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Reports to Shareholders of Schwab Money Market Portfolio, Schwab MarketTrack Growth Portfolio II (formerly "Schwab Asset Director(R) - High Growth Portfolio") and Schwab S&P 500 Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Accountants and Reports to Shareholders" in the Statement of Additional Information.

/s/ Price Waterhouse LLP
--------------------------------
San Francisco, California
April 28, 1998